PLAN OF MERGER

This Plan of Merger (the "Plan of Merger"), which has been adopted by the Board of Directors of Thrust Energy Corp., a Nevada corporation (the "Company"), as of the 20th day of April, 2011, with respect to the merger of American Mining Corporation, a Nevada corporation that is a wholly-owned subsidiary of the Company ("Subsidiary"), with and into the Company, is executed on behalf of the Company as evidenced by the signature of the Company's President, Secretary and Chief Executive Officer as set forth at the end of this Plan of Merger.

                             PRELIMINARY STATEMENTS

The Board of Directors of the Company deems it desirable and in the best interests of its stockholders that Subsidiary be merged with and into the Company (the "Merger") on the terms and subject to the conditions of this Plan of Merger.

The Board of Directors of the Company, by resolutions duly adopted, has approved and adopted this Plan of Merger as of the day first written above.

It is intended that the Merger be completed pursuant to the provisions of
Section 92A.180 of the Nevada Revised Statutes, Chapter 92A, as amended (the "Act").

Pursuant to the provisions of Section 92A.180(1) of the Act, approval by the stockholders of the Company or Subsidiary is not required in order to effectuate the Merger.

                               STATEMENT OF TERMS

                                   SECTION 1

                                     MERGER

1.1 THE MERGER. Subsidiary will be merged with and into the Company in accordance with this Plan of Merger and the applicable provisions of the Act and the Articles of Merger substantially in the form of Exhibit "A" attached to this Plan of Merger (the "Articles of Merger"). Following the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation"), and the separate existence of Subsidiary will cease except insofar as it may be continued by the Act.

1.2 EFFECTIVE DATE OF THE MERGER. The Merger will be effective on the date (the "Effective Date") set forth in the Articles of Merger to be filed with the Secretary of State of the State of Nevada, which filing is to be completed as soon as practicable following the adoption of this Plan of Merger by the Board of Directors of the Company.

1.3     EFFECT OF THE MERGER.  The Merger will have the effects set forth in
Section 92A.250 of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date all the property, rights, privileges, powers and franchise of Subsidiary and the Company will vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of Subsidiary and the Company will become the debts, liabilities and duties of the Surviving Corporation.

1.4     ARTICLES OF INCORPORATION; BYLAWS.

(a) The Articles of Incorporation of the Company in effect immediately prior to the Effective Date will continue unchanged and will be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with applicable law, except that on the Effective Date, Section 1.1 of Article 1 of the Articles of Incorporation of the Surviving Corporation will be amended to state: "The name of the Corporation is AMERICAN MINING CORPORATION".
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(b)     The bylaws of the Company in effect immediately prior to the Effective
Date will continue unchanged and will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof and in accordance with applicable law, except that any and all references to "Thrust Energy Corp." shall be deemed to be references to "American Mining Corporation".

1.5 DIRECTORS AND OFFICERS. The directors and officers of the Company immediately prior to the Effective Date will be the directors and officers of the Surviving Corporation after the Effective Date and shall hold office until their successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation.

1.6 TAKING OF NECESSARY ACTIONS. If after the Effective Date any further action is necessary to carry out the purposes of this Plan of Merger or to vest the Surviving Corporation with full title to all assets, rights, approvals, immunities and franchises of either Subsidiary or the Company, the officers and directors or the former officers and directors, as the case may be, of Subsidiary, the Company and the Surviving Corporation will take all such necessary action.

                                   SECTION 2

                          SUBSIDIARY AND COMPANY STOCK

2.1 CONVERSION OF THE SUBSIDIARY COMMON STOCK. The one (1) outstanding share of Subsidiary common stock, par value $0.0001 per share issued and outstanding immediately prior to the Effective Date will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of common stock of the Company (the "Company Common Stock").

2.2 COMPANY COMMON STOCK. The terms and conditions of the Company Common Stock shall remain unchanged as a result of the Merger.

                                   SECTION 3

                            MISCELLANEOUS PROVISIONS

3.1 GOVERNING LAW. This Plan of Merger will be governed by and construed in accordance with the laws of the State of Nevada.

3.2 FAX EXECUTION. This Plan of Merger may be executed by delivery of an executed signature page by fax and such for execution will be effective for all purposes.

3.3 EXHIBITS. The Exhibit "A" attached to this Plan of Merger is incorporated herein as an integral part of this Plan of Merger.

IN WITNESS WHEREOF this Plan of Merger, having first been duly approved by the Board of Directors of the Company, is hereby executed on behalf of the Company.

                                   THRUST ENERGY CORP.
                                   A Nevada corporation



                                   By:  /s/ Thomas Mills
                                        Thomas Mills
                                        President and Chief Executive Officer